Exhibit 21.1

List of Subsidiaries

Cole AA Macomb Township MI, LLC, a Delaware limited liability company

Cole AA Sedalia MO, LLC, a Delaware limited liability company

Cole CV Austin TX, LLC, a Delaware limited liability company

Cole CV Erie PA, LLC, a Delaware limited liability company

Cole CV Mansfield OH, LLC, a Delaware limited liability company

Cole DG Berwick LA, LLC, a Delaware limited liability company

Cole DG Independence (23rd St.) MO, LLC, a Delaware limited liability company

Cole DG Sardis City AL, LLC, a Delaware limited liability company

Cole DG St. Joseph MO, LLC, a Delaware limited liability company

Cole FE Elko NV, LLC, a Delaware limited liability company

Cole FE Norfolk NE, LLC, a Delaware limited liability company

Cole HC Baton Rouge (Foster) LA, LLC, a Delaware limited liability company

Cole HC Baton Rouge (Howell) LA, LLC, a Delaware limited liability company

Cole JO Roseville MI, LLC, a Delaware limited liability company

Cole KG Cedar Rapids IA, LLC, a Delaware limited liability company

Cole MF Gadsden AL, LLC, a Delaware limited liability company

Cole MT Algonac MI, LLC, a Delaware limited liability company

Cole MT San Antonio TX, LLC, a Delaware limited liability company

Cole NG Prescott AZ, LLC, a Delaware limited liability company

Cole PM Little Rock AR, LLC, a Delaware limited liability company

Cole Real Estate Income Strategy (Daily NAV) Operating Partnership, LP, a Delaware limited partnership

Cole SU Merritt Island FL, LLC, a Delaware limited liability company

Cole SW Douglasville GA, LLC, a Delaware limited liability company

Cole SW Lawrenceville GA, LLC, a Delaware limited liability company

Cole TJ Danville IL, LLC, a Delaware limited liability company

Cole TS Brunswick GA, LLC, a Delaware limited liability company

Cole TS Lockhart TX, LLC, a Delaware limited liability company

Cole WG Albuquerque (3400 Coors) NM, LLC, a Delaware limited liability company

Cole WG Reidsville NC, LLC, a Delaware limited liability company

CRI (Daily NAV), LLC, a Delaware limited liability company